Exhibit 99.1

API Technologies Corp. Announces Reverse Stock Split

RONKONKOMA, NY, Dec. 28, 2010 — API Technologies Corp. (OTC Bulletin Board: ATNY), a provider of highly engineered products and services to the global defense sector, today announced that it has effected a one-for-four reverse stock split of the Company’s outstanding common shares and exchangeable shares. The reverse stock split was approved by the Company’s shareholders on October 7, 2010.

The split-adjusted shares of the Company’s common stock will begin trading on the opening of the Over-the-Counter Bulletin Board market on December 29, 2010. The Company’s shares will continue to trade under the symbol “ATNY,” with a “D” added for 20 trading days to signify the reverse stock split has occurred. A new CUSIP number has been assigned to the Company’s common stock as a result of the reverse stock split.

“We appreciate the support of our shareholders in granting our board the authority to effect a reverse stock split and we believe this action better positions us towards our goal of obtaining a NASDAQ listing which requires a $4.00 minimum stock price,” commented the company’s Chairman and Chief Executive Officer, Phillip DeZwirek.

Pursuant to the reverse stock split, each holder of the Company’s common shares or exchangeable shares on the date of effectiveness of the reverse stock split became entitled to receive one new common share or new exchangeable share, as applicable, for every four old common shares or old exchangeable shares held by such person. The Company will not issue fractional shares as a result of the reverse stock split. Any fractional shares which might result from the reverse split will be rounded up to the nearest whole share.

Shareholders who hold existing stock certificates will receive instruction from the Company’s transfer agent, Equity Financial Trust Company, on how to receive new stock certificates. Shareholders whose certificates are held in “street name” or on deposit with their brokerage firm will receive instructions from their broker if any action is required.

About API Technologies Corp.

The Company, through its subsidiaries, is a prime contractor in engineered systems, components and secure communications to the global defense and aerospace industry. API Technologies’ customers include the governments of the U.S., Canada, the United Kingdom, NATO and the European Union, as well as many of the leading Fortune 500 companies. The Company is engaged in providing innovative design, engineering and manufacturing solutions to its customers. API Technologies trades on the OTC Bulletin Board under the symbol ATNY. For further information, please visit the company website at www.apitechnologies.com.

Safe Harbor for Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties, which are more fully described in the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, include but are not limited to, general economic and business conditions, government regulations, our ability to integrate and consolidate our operations, our ability to expand our operations in both new and existing markets, and the effect of growth on our infrastructure. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Contact:

Investor Relations

Jonathan Pollack

Executive Vice President

API Technologies Corp.

1-877-API-0-API (1-877-274-0274)

investors@apitech.com